FOR IMMEDIATE RELEASE

GABLES REPORTS SECOND QUARTER EARNINGS

BOCA RATON, FLORIDA – August 3, 2004 – Gables Residential (NYSE:GBP) (the “Company”) today reported earnings for the second quarter. Net income available to common shareholders was $0.52 per diluted share. 24: Funds from operations (“FFO”) available to common shareholders was $0.55 per diluted share, after a supplemental adjustment of $0.03 per diluted share to exclude debt extinguishment costs associated with the sale of real estate assets, or $0.52 per diluted share including such costs.  Adjusted funds from operations (“AFFO”) available to common shareholders was $0.66 per diluted share.

Net income available to common shareholders for the quarter was $15.3 million, or $0.52 per diluted share, compared to $4.4 million, or $0.18 per diluted share, for the comparable period of 2003.  The second quarter 2004 results included gains from asset sales of $14.2 million, or $0.42 per diluted share.  There were no sales consummated during the second quarter of 2003.  For the first six months of 2004, net income available to common shareholders was $20.4 million, or $0.70 per diluted share, compared to $13.6 million, or $0.55 per diluted share, for the comparable period of 2003.  For the first six months of 2004, results included gains from asset sales of $17.0 million, or $0.51 per diluted share, compared to $5.0 million, or $0.17 per diluted share, for the comparable period of 2003.

FFO available to common shareholders for the quarter was $18.5 million, or $0.55 per diluted share, after a supplemental adjustment of $1.0 million, or $0.03 per diluted share, to exclude debt extinguishment costs associated with the sale of real estate assets, or $17.5 million, or $0.52 per diluted share, including such costs.  FFO available to common shareholders for the second quarter of 2003 was $18.5 million, or $0.61 per diluted share.  FFO available to common shareholders for the first six months of 2004 was $36.1 million, or $1.08 per diluted share, after the aforementioned supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets, or $35.1 million, or $1.05 per diluted share, including such costs.  FFO available to common shareholders for the first six months of 2003 was $38.3 million, or $1.26 per diluted share.  The FFO metric excludes gain on sale of operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 17.

AFFO available to common shareholders, which treats recurring value retention capital expenditures as period costs and includes economic gains and losses on asset sales, was $22.2 million, or $0.66 per diluted share, for the quarter, compared to $15.8 million, or $0.52 per diluted share, for the comparable period of 2003.  AFFO available to common shareholders for the first six months of 2004 was $35.5 million, or $1.06 per diluted share, compared to $34.6 million, or $1.14 per diluted share, for the comparable period of 2003.  Economic gains and losses represent the gains and losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale. The Company modified its definition of AFFO for reporting purposes in the second quarter of 2004 to include economic gains and losses from sales of operating real estate assets because the Company believes inclusion of such economic gains and losses reflects the results of its investment activities which are a fundamental component of its business strategy.    Prior period presentation of AFFO has been conformed accordingly.  A reconciliation of net income to FFO and to AFFO is included on page 17.  A summary of the Company’s results over the last five years, including AFFO is included on page 18.

This earnings release is available on Gables Residential’s website at www.gables.com. Please click on “Investor Relations” then “Financial Information/Earnings Releases” or go directly to this web address: www.gables.com/q204earningsrelease.

The Company produces Earnings Release Supplements (“the Supplements”) that provide detailed information regarding the financial position and operating results of the Company.   These Supplements are available via the Company’s website and through e-mail distribution. Access to the Supplements through the Company’s website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company’s website at www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

The Company will host a conference call on Wednesday, August 4, 2004 at 11:00 a.m. Eastern Time.  Gables executives will discuss second-quarter earnings, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential’s website at www.gables.com.  To access the live broadcast, or to hear a playback which will be available for 12 months following the conference call, please click on “Investor Relations” then “Calendar of Events/Conference Calls” or go directly to this web address: www.gables.com/conferencecalls.

Those listening by phone should call in 5-10 minutes before the scheduled conference time.  US/Canada participants should call (888) 482-0024.  International callers or those in the 617 area code should call (617) 801-9702.  A playback will be available from 1:00 p.m. Eastern Time on Wednesday, August 4, 2004 until 5:00 p.m. Eastern Time on Saturday, August 14, 2004.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The passcode for the live call and the playback is 85287408.

Same-Store Operating Results for the Second Quarter 2004

On a year-over-year basis, total property revenues declined 2.8% and property operating and maintenance expenses increased 1.9%, resulting in a 5.5% reduction in property net operating income (“NOI”) for the second quarter.  On a sequential-quarter basis, total property revenues declined 0.3% and property operating and maintenance expenses increased 0.8%, resulting in a 1.0% reduction in property NOI.  The number of apartment homes included in the year-over-year same-store results represents 14,852, or 63%, of the Company’s 23,465 total stabilized apartment homes at June 30, 2004.  A detail of the year-over-year and sequential-quarter same-store results by market is presented on pages 19 and 20, respectively.

During 2004, the Company has been executing an operating tactic focused on increasing gross potential rents in a number of its markets based on expectations of improving economic fundamentals.  The Company expected an initial decrease in occupancy from raising rents that would not be immediately offset by the increased rent levels.  During the second quarter, economic occupancy decreased below the Company’s targeted threshold to continue its tactical focus on rent growth.  As a result, the Company has adjusted tactics to focus on increasing economic occupancy back to acceptable levels given current economic fundamentals in its markets.

Investment and Disposition Activity

During the quarter, the Company completed stabilization of the second phase of two communities: Gables Rock Springs, comprised of 233 apartment homes, in the Emory/Decatur Established Premium Neighborhood (“EPN”) of Atlanta and Gables West Park Village, comprised of 297 apartment homes, in Tampa.  The Company also commenced development of three communities during the quarter: Gables Uptown Place, comprised of 311 apartment homes, in the Uptown EPN of Dallas; Gables River Oaks, comprised of 144 apartment homes, in the River Oaks EPN of Houston; and Gables Rothbury Square, comprised of 203 apartment homes, in the Washington, D.C. metro area. The Company has $330 million of assets in various stages of development with approximately $154 million of costs remaining to be incurred at June 30, 2004.

During the quarter, the Company acquired Gables Druid Hills, comprised of 272 apartment homes, in the Buckhead EPN of Atlanta and acquired Gables Parkwood, comprised of 30 apartment homes, in the Highland Park EPN of Dallas.  In July, the Company also acquired Gables Highland Terraces, comprised of 55 apartment homes, in the Highland Park EPN of Dallas.  On a year-to-date basis, the Company has acquired three EPN assets for approximately $42 million.

During the quarter, the Company sold its oldest asset in Atlanta, the Lakes at Indian Creek, comprised of 603 apartment homes.  The related gain on sale of real estate assets in accordance with GAAP was approximately $14.2 million, or $0.42 per diluted share, and debt extinguishment costs associated with this sale were approximately $1.0 million, or $0.03 per diluted share.  The economic gain for this transaction was approximately $6.3 million, or $0.19 per diluted share, after taking into account $1.0 million of associated debt extinguishment costs and $6.9 million of accumulated depreciation.

In July 2004, the Company sold three assets in suburban South Florida: Hampton Lakes, Hampton Place and Vinings at Hampton Village, comprised of a total of 836 apartment homes, for approximately $70 million.  The related gain on sale of real estate assets in accordance with GAAP was approximately $23.0 million, or $0.68 per diluted share, and debt extinguishment costs associated with this sale were approximately $0.5 million, or $0.01 per diluted share.  The economic gain for this transaction was approximately $12.1 million, or $0.36 per diluted share, after taking into account $0.5 million of associated debt extinguishment costs and $10.4 million of accumulated depreciation.

On a year-to-date basis through July, the Company has sold its ownership interest in six non-EPN assets for approximately $125 million.  The related gain on sale of real estate assets in accordance with GAAP was approximately $40.0 million, or $1.19 per diluted share, and debt extinguishment costs associated with these sales were approximately $1.5 million, or $0.04 per diluted share.  The economic gain for these transactions was approximately $16.2 million, or $0.48 per diluted share, after taking into account $1.5 million of associated debt extinguishment costs and $22.3 million of accumulated depreciation.

The year-to-date activity referenced above excludes the joint venture formation transactions discussed below.

Establishment of San Diego/Inland Empire Platform

The Company’s research-driven investment strategy identified the San Diego and Inland Empire (Riverside and San Bernardino) areas of Southern California as the final components of its portfolio allocation model aimed at producing NOI growth that exceeds the national average while reducing the NOI volatility below the national average.  During the last several months, the Company established an operating and investment platform for San Diego and the Inland Empire.  In May, the Company acquired a San Diego based property management company, IGPM, Inc. which manages over 2,100 apartment homes.    In June, the Company acquired an approximate 50% ownership interest in two assets in Temecula, CA (Gables Solana Ridge with 312 apartment homes and Gables Tuscany Ridge with 220 apartment homes) through its previously announced joint venture with New York State Teachers Retirement System (“NYSTRS”) advised by JP Morgan Fleming Asset Management.  As part of the venture formation, the

Company sold an approximate 50% interest in two assets in South Florida to NYSTRS (Gables Wellington with 222 apartment homes and Gables Palma Vista with 189 apartment homes).  The Company completed the final phase of establishing a full service platform in July through the employment of Daniel Golovato as Regional Vice President for investment activity in San Diego and the Inland Empire.

The joint venture with NYSTRS provides for up to $800 million of real estate investment primarily in the San Diego and Inland Empire markets in addition to the Washington, D.C. market in which the Company has an existing full service platform.   The Company granted NYSTRS a three-year right-of-first-opportunity for investment opportunities in San Diego and Washington, D.C. that exceed $50 million and those that exceed $35 million in the Inland Empire.  The venture expects that approximately 75% of its investment will be in acquisitions of existing assets and the balance will be in new development.  The venture will be capitalized with approximately 55% leverage, and the equity component will be funded 50% by Gables and 50% by NYSTRS.  Gables is serving as property manager for all assets and will earn management fees along with development and construction fees for services rendered.

Promotion of David Fitch to President

Subsequent to quarter end, the Company announced that David Fitch would assume the role of President in addition to his Chief Investment Officer responsibilities.  Mr. Fitch has been the Chief Investment Officer for Gables for approximately two years.  During that time, he has provided extraordinary leadership completing $300 million of non-core asset dispositions and the oversight of a $600 million pipeline of new development and acquisition opportunities.  “During the past five years we have successfully executed our strategy of repositioning our portfolio into EPNs in our core markets while exiting non-core markets.  The next phase of our strategic plan is aimed at achieving the desired portfolio allocation within our eight markets that will allow us to produce total returns that exceed the NAREIT apartment sector index.   We expect to grow the Company by fifty percent during the next five years and David’s proven leadership will be instrumental in achieving those objectives,” stated Chris Wheeler, Chairman and Chief Executive Officer.

Industry Recognition

During the quarter, the Company announced receipt of several industry awards, which included being recognized as the 2004 Property Management Company of the Year in the Pillars of the Industry Awards.  Sponsored annually by the National Association of Home Builders (NAHB), the Pillars Awards were created to recognize excellence in the multifamily industry.  Gables was also recognized by SatisFacts Research as a winner in its most recent National Property and Portfolio Awards.  The awards honor the top performers in the SatisFacts Annual Resident Telesurvey, which is a resident relationship management program that helps multifamily companies identify issues that are important to their residents.  The Company was also noted as the leading performer in the EPMS Quarterly Shopping Report Performance Comparison, better known as the EPMS Benchmark Survey, for three of the last four quarters.  The EPMS Benchmark Survey allows participating apartment-management companies to assess how the leasing performance of their on-site associates compares with that of their peers.  “It is an honor to be selected for these awards,” commented Chris Wheeler.  “Property management is a core competency of our Company, and we consider recognition by our peers to be the highest accolade we could receive.”

During June and July, the 2003 Gables Residential annual report (“Timing is Everything”) was recognized for several awards.  NAREIT selected Gables as the Mid Cap winner of a Bronze Award for Management’s Discussion and Analysis.   The League of American Communication Professionals selected Gables for its highest distinction, a Platinum Award in the REIT/Real Estate Category for the second year in the row.  The Company also received a Gold Award for the annual report and a Bronze Award for the written text in its category in the acclaimed International ARC Award competition.

Earnings Guidance

The Company’s guidance for the third quarter of 2004 and the full year 2004 for net income and FFO available to common shareholders on a diluted per share basis is disclosed and reconciled below:

Third Quarter 2004:

	Range
	Low-End	High-End
Expected net income available to common shareholders	$0.76	$0.81
Add: Expected real estate asset depreciation and amortization	0.42	0.42
Less: Expected gain on sale of operating real estate assets	-0.68	-0.68
Expected FFO available to common shareholders	$0.50	$0.55
Add: Expected debt extinguishment costs associated with the
sale of real estate assets	0.01	0.01
Expected FFO available to common shareholders, after a
supplemental adjustment to exclude debt extinguishment
costs associated with the sale of real estate assets	$0.51	$0.56
Less: Expected recurring value retention capital expenditures	-0.11	-0.10
Add: Expected economic gain on sale of operating real estate	0.36	0.36
Expected AFFO available to common shareholders	$0.76	$0.82

Same-Store Operating Assumptions to the Company’s Guidance (1):
Total property revenues	-2.00%	-0.50%
Property operating and maintenance expenses	3.00%	2.25%
Property net operating income (NOI)	-4.75%	-2.00%

(1) Represents the projected change from the third quarter 2003 to the third quarter 2004.

Full Year 2004:

	Range
	Low-End	High-End
Expected net income available to common shareholders	$3.53	$3.90
Add: Expected real estate asset depreciation and amortization	1.71	1.71
Less: Expected gain on sale of operating real estate assets	-3.15	-3.19
Expected FFO available to common shareholders	$2.09	$2.42
Add: Expected debt extinguishment costs associated with the
sale of real estate assets	0.06	0.06
Expected FFO available to common shareholders, after a
supplemental adjustment to exclude debt extinguishment costs
associated with the sale of real estate assets	$2.15	$2.48
Less: Expected recurring value retention capital expenditures	-0.31	-0.29
Add: Expected economic gain on sale of operating real estate	0.37	0.41
Expected AFFO available to common shareholders	$2.21	$2.60

Same-Store Operating Assumptions to the Company’s Guidance (2):
Total property revenues	-2.00%	-1.25%
Property operating and maintenance expenses	2.00%	1.50%
Property net operating income (NOI) (3)	-4.25%	-3.00%

(2) Represents the projected change from 2003 to 2004. (3) A 1.0% increase or decrease in same-store property NOI for the year has an approximate $0.03 impact on FFO per diluted share.

The Company’s guidance estimates include gains from the potential sale of operating real estate assets and undeveloped land.

Discontinued Operations

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold or held for sale subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

Funds From Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets as defined under GAAP, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company presents FFO with a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets.  These debt extinguishment costs are incurred when the sale of an asset encumbered by debt requires the Company to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment.  Such costs are excluded from the gain on sale of real estate assets reported in accordance with GAAP because the debt was not part of the disposal group.  However, the Company views the debt extinguishment costs associated with the sale of real estate assets as an incremental cost of the sale transaction because the Company extinguished the debt in connection with the consummation of the sale transaction and the Company had no intent to extinguish the debt absent such transaction.  The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures, plus economic gains and losses from sales of previously depreciated operating real estate assets.  The Company believes AFFO is a useful supplemental operating performance metric because AFFO results in a more comprehensive evaluation of the way the Company operates its business.  The Company modified its definition of AFFO for reporting purposes in the second quarter of 2004 to include economic gains and losses from sales of previously depreciated operating real estate assets because the Company believes inclusion of economic gains and losses on asset sales reflects the results of its investment activities which are a fundamental component of its business strategy.  Prior period presentation of AFFO has been conformed accordingly.    Management generally considers AFFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by including gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, AFFO can help users understand the financial performance of a company’s operating and investment results over time.

Economic Gains and Losses on Sale of Real Estate Assets represent the gains or losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  As such, economic gains and losses reflect the cash proceeds from a sale less the cash invested in the sold community.  The Company treats debt extinguishment costs associated with the sale as a reduction to the economic gains and losses because it believes such costs represent an incremental cost of the sale transaction.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches a stabilized occupancy and operating expense level.  For purposes of the period-end community charts, once a development community has reached a stabilized occupancy level, it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, debt extinguishment costs associated with the sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company's ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company's ability to achieve its expectations for third quarter 2004 and full year 2004 earnings.

Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods™ (“EPN’s”), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN™ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 46,774 apartment homes in 182 communities, owns 85 communities with 22,684 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 10 communities with 2,624 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential’s website at www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
June 30, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
Rental revenues	$ 51,756	$ 47,535	$ 102,667	$ 94,780
Other property revenues	3,258	2,870	5,982	5,306
Total property revenues	55,014	50,405	108,649	100,086

Property management revenues	2,078	1,951	4,232	3,800
Ancillary services revenues	1,337	1,453	2,551	3,326
Interest income	32	88	40	161
Other revenues	453	74	859	120
Total other revenues	3,900	3,566	7,682	7,407

Total revenues	58,914	53,971	116,331	107,493

Expenses:
Property operating and maintenance (exclusive of items shown below)	19,904	17,773	39,465	34,966
Real estate asset depreciation and amortization	13,192	11,283	26,644	22,731
Property management (owned and third party)	4,113	3,644	8,399	7,130
Ancillary services	1,010	1,085	2,074	2,310
Interest expense and credit enhancement fees	10,890	10,349	21,538	20,732
Amortization of deferred financing costs	516	482	1,021	906
General and administrative	2,751	2,272	5,725	4,605
Corporate asset depreciation and amortization	714	482	1,212	824
Total expenses	53,090	47,370	106,078	94,204

Income from continuing operations before equity in income of joint ventures
and minority interest	5,824	6,601	10,253	13,289

Equity in income of joint ventures	60	100	544	195
Minority interest of common unitholders in Operating Partnership	(465)	(745)	(816)	(1,676)
Minority interest of preferred unitholders in Operating Partnership	-	(1,078)	-	(2,156)

Income from continuing operations	5,419	4,878	9,981	9,652

Operating income from discontinued operations, net of minority interest	526	1,179	1,126	2,422
Gain on sale of discontinued operations, net of minority interest	12,419	-	14,498	4,075
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(862)	-	(862)	-
Income from discontinued operations, net of minority interest	12,083	1,179	14,762	6,497

Net income	17,502	6,057	24,743	16,149

Dividends to preferred shareholders	(2,193)	(1,672)	(4,387)	(2,516)

Net income available to common shareholders	$ 15,309	$ 4,385	$ 20,356	$ 13,633

Weighted average number of common shares outstanding - basic	29,258	24,679	29,119	24,588
Weighted average number of common shares outstanding - diluted	33,548	30,520	33,487	30,429

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends)	$ 0.11	$ 0.13	$ 0.19	$ 0.29
Income from discontinued operations, net of minority interest	$ 0.41	$ 0.05	$ 0.51	$ 0.26
Net income available to common shareholders	$ 0.52	$ 0.18	$ 0.70	$ 0.55

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends)	$ 0.11	$ 0.13	$ 0.19	$ 0.29
Income from discontinued operations	$ 0.41	$ 0.05	$ 0.50	$ 0.26
Net income available to common shareholders	$ 0.52	$ 0.18	$ 0.70	$ 0.55

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
June 30, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003

Net income available to common shareholders	$ 15,309	$ 4,385	$ 20,356	$ 13,633

Minority interest of common unitholders in Operating Partnership:
Continuing operations	465	745	816	1,676
Discontinued operations	1,729	276	2,121	1,536
Total	2,194	1,021	2,937	3,212

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	13,192	11,283	26,644	22,731
Wholly-owned real estate assets - discontinued operations	488	1,480	1,260	3,097
Joint venture real estate assets	495	349	886	689
Total	14,175	13,112	28,790	26,517

Gain on sale of operating real estate assets:
Wholly-owned real estate assets - discontinued operations	(14,198)	-	(16,580)	(5,042)
Joint venture real estate assets	-	-	(432)	-
Total	(14,198)	-	(17,012)	(5,042)

FFO available to common shareholders - basic and diluted	$ 17,480	$ 18,518	$ 35,071	$ 38,320

Debt extinguishment costs associated with the sale of real estate assets	986	-	986	-

FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets - basic and diluted	$ 18,466	$ 18,518	$ 36,057	$ 38,320

Recurring value retention capital expenditures:
Carpet and flooring	(1,261)	(1,215)	(2,306)	(2,374)
Appliances	(173)	(163)	(339)	(330)
Other additions and improvements	(1,193)	(1,378)	(2,066)	(2,521)
Total	(2,627)	(2,756)	(4,711)	(5,225)

Economic gain on sale of operating real estate assets:
Gain on sale of operating real estate assets	14,198	-	17,012	5,042
Less: accumulated depreciation	(6,866)	-	(11,912)	(3,563)
Less: debt extinguishment costs associated with the sale of
real estate assets	(986)	-	(986)	-
Economic gain on sale of operating real estate assets	6,346	-	4,114	1,479

AFFO available to common shareholders - basic and diluted	$ 22,185	$ 15,762	$ 35,460	$ 34,574

Average common shares and units outstanding - basic	33,461	30,416	33,369	30,359
Incremental shares from assumed conversions of:
Stock options	73	95	104	61
Other	14	9	14	9
Average common shares and units outstanding - diluted	33,548	30,520	33,487	30,429

Per common share data - basic:
FFO available to common shareholders	$ 0.52	$ 0.61	$ 1.05	$ 1.26
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets	$ 0.55	$ 0.61	$ 1.08	$ 1.26
AFFO available to common shareholders	$ 0.66	$ 0.52	$ 1.06	$ 1.14

Per common share data - diluted:
FFO available to common shareholders	$ 0.52	$ 0.61	$ 1.05	$ 1.26
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets	$ 0.55	$ 0.61	$ 1.08	$ 1.26
AFFO available to common shareholders	$ 0.66	$ 0.52	$ 1.06	$ 1.14

GABLES RESIDENTIAL
Net Income, FFO, AFFO and Dividends - Five Year History
June 30, 2004
(Unaudited and amounts in thousands, except for per share data)
	Years ended December 31,					Six Months Ended
	1999	2000	2001	2002	2003	2004

Net income available to common shareholders	$ 42,601	$ 57,579	$ 55,074	$ 45,661	$ 49,062	$ 20,356
Add: Minority interest of common unitholders in Operating Partnership	10,348	16,359	14,249	11,077	9,690	2,937
Add: Real estate asset depreciation and amortization	45,942	45,289	49,313	49,400	53,989	28,790
Less: Gain on sale of operating real estate assets	(9,116)	(28,622)	(34,110)	(30,346)	(37,693)	(17,012)

FFO available to common shareholders - basic	89,775	90,605	84,526	75,792	75,048	35,071
Add: Amortization of discount on long-term liability	686	-	-	-	-	-

FFO available to common shareholders - diluted	90,461	90,605	84,526	75,792	75,048	35,071
Add: Debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	-	986

FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted	90,461	90,605	84,526	75,792	75,048	36,057
Less: Recurring value retention capital expenditures	(10,037)	(10,910)	(11,797)	(13,077)	(10,498)	(4,711)
Add: Economic gain (loss) on sale of operating real estate assets:
Gain on sale of operating real estate assets per GAAP	9,116	28,622	34,110	30,346	37,693	17,012
Less: accumulated depreciation	(11,446)	(19,232)	(13,114)	(13,393)	(20,725)	(11,912)
Less: debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	-	(986)
Economic gain (loss) on sale of operating real estate assets	(2,330)	9,390	20,996	16,953	16,968	4,114

AFFO available to common shareholders - diluted	$ 78,094	$ 89,085	$ 93,725	$ 79,668	$ 81,518	$ 35,460

Average common shares and units outstanding - diluted	32,796	30,439	30,314	30,684	31,452	33,487

Per common share data - diluted:
Net income available to common shareholders	$ 1.64	$ 2.43	$ 2.29	$ 1.85	$ 1.87	$ 0.70
FFO available to common shareholders	2.76	2.98	2.79	2.47	2.39	1.05
FFO available to common shareholders, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	2.76	2.98	2.79	2.47	2.39	1.08
AFFO available to common shareholders	2.38	2.93	3.09	2.60	2.59	1.06
Dividends	2.08	2.20	2.34	2.41	2.41	1.21

AFFO available to common shareholders less dividends	0.30	0.73	0.75	0.19	0.18	(0.15)

Recurring value retention capital expenditures	0.31	0.36	0.39	0.43	0.33	0.14
Economic gain (loss) on sale of operating real estate assets	(0.07)	0.31	0.69	0.55	0.54	0.12

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Second Quarter
June 30, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended June 30, 2004 ("2Q 2004") and June 30, 2003 ("2Q 2003") is as follows:

				Number of
				2Q 2004
				Apt. Homes	2Q 2004	2Q 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				14,852	$ 39,899	$ 41,062	$ (1,163)	-2.8%	(A)
Triple net master lease communities				728	1,862	1,849	13	0.7%
Communities stabilized in 2Q 2004, but not in 2Q 2003				2,403	7,760	5,426	2,334	43.0%
Communities not stabilized in 2Q 2004 (2)				2,161	4,323	569	3,754	659.8%
Sold communities (3)				411	1,170	1,499	(329)	-21.9%
Total property revenues				20,555	$ 55,014	$ 50,405	$ 4,609	9.1%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 14,938	$ 14,658	$ 280	1.9%	(A)
Triple net master lease communities					216	203	13	6.4%
Communities stabilized in 2Q 2004, but not in 2Q 2003					2,960	2,200	760	34.5%
Communities not stabilized in 2Q 2004 (2)					1,301	213	1,088	510.8%
Sold communities (3)					489	499	(10)	-2.0%
Total property operating and maintenance expenses					$ 19,904	$ 17,773	$ 2,131	12.0%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 24,961	$ 26,404	$ (1,443)	-5.5%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 2Q 2004, but not in 2Q 2003					4,800	3,226	1,574	48.8%
Communities not stabilized in 2Q 2004 (2)					3,022	356	2,666	748.9%
Sold communities (3)					681	1,000	(319)	-31.9%
Total property net operating income (NOI)					$ 35,110	$ 32,632	$ 2,478	7.6%

Total property NOI as a percentage of total property revenues					63.8%	64.7%	-	-0.9%

(1) Communities that were owned and fully stabilized throughout both 2Q 2004 and 2Q 2003 ("same-store").

(2)  Communities that were under development/lease-up, in renovation or not fully operational, or acquired subsequent to April 1, 2004, as applicable.
       Includes the results of Gables Augusta, Gables Beach Park, Gables Belmar, Gables Druid Hills, Gables Floresta, Gables Grandview, Gables Parkwood,
       Gables Rock Springs and Gables Woodley Park.

(3)  Communities that were sold subsequent to April 1, 2003.  Includes the results of Gables Palma Vista and Gables Wellington which the Company contributed to the
       GN Apartment Fund LLC joint venture in 2Q 2004.

(4)  Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.

(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 56 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 2Q 2003 to 2Q 2004 in
	Apartment	2Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 2Q 2004	in 2Q 2004	Occupancy	Revenues	Expenses	NOI

South Florida	3,310	27.4%	94.9%	92.7%	0.8%	3.1%	5.9%	1.7%
Houston	3,857	24.0%	92.7%	90.7%	-2.7%	-6.0%	-2.3%	-8.1%
Atlanta	3,614	19.8%	92.7%	88.2%	-3.9%	-5.3%	5.9%	-11.5%
Austin	1,677	12.4%	89.1%	88.0%	-1.4%	-3.9%	-7.0%	-1.8%
Dallas	1,300	11.3%	95.2%	93.5%	0.3%	-2.6%	0.5%	-4.3%
Washington, D.C.	82	1.9%	96.4%	96.3%	2.6%	3.9%	9.6%	2.0%
Other	1,012	3.2%	87.3%	78.8%	-7.0%	-5.7%	13.9%	-21.4%
Totals	14,852	100.0%	92.9%	90.1%	-1.7%	-2.8%	1.9%	-5.5%

GABLES RESIDENTIAL
Results of Property Operations - Sequential-Quarter Comparisons
June 30, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended June 30, 2004 ("2Q 2004") and March 31, 2004 ("1Q 2004") is as follows:

				Number of
				2Q 2004
				Apt. Homes	2Q 2004	1Q 2004	$ Change	% Change
Rental and other property revenues:						(6)
Same-store communities (1)				16,965	$ 46,411	$ 46,563	$ (152)	-0.3%	(A)
Triple net master lease communities				728	1,862	1,861	1	0.1%
Communities stabilized in 2Q 2004, but not in 1Q 2004				290	1,248	1,087	161	14.8%
Communities not stabilized in 2Q 2004 (2)				2,161	4,323	2,596	1,727	66.5%
Sold communities (3)				411	1,170	1,528	(358)	-23.4%
Total property revenues				20,555	$ 55,014	$ 53,635	$ 1,379	2.6%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 17,465	$ 17,325	$ 140	0.8%	(A)
Triple net master lease communities					216	215	1	0.5%
Communities stabilized in 2Q 2004, but not in 1Q 2004					433	456	(23)	-5.0%
Communities not stabilized in 2Q 2004 (2)					1,301	1,043	258	24.7%
Sold communities (3)					489	522	(33)	-6.3%
Total property operating and maintenance expenses					$ 19,904	$ 19,561	$ 343	1.8%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 28,946	$ 29,238	$ (292)	-1.0%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 2Q 2004, but not in 1Q 2004					815	631	184	29.2%
Communities not stabilized in 2Q 2004 (2)					3,022	1,553	1,469	94.6%
Sold communities (3)					681	1,006	(325)	-32.3%
Total property net operating income (NOI)					$ 35,110	$ 34,074	$ 1,036	3.0%

Total property NOI as a percentage of total property revenues					63.8%	63.5%	-	0.3%

(1) Communities that were owned and fully stabilized throughout both 2Q 2004 and 1Q 2004 ("same-store").

(2)  Communities that were under development/lease-up, in renovation or not fully operational, or acquired subsequent to April 1, 2004, as applicable.
      Includes the results of Gables Augusta, Gables Beach Park, Gables Belmar, Gables Druid Hills, Gables Floresta, Gables Grandview,  Gables Parkwood,
      Gables Rock Springs and Gables Woodley Park.

(3)  Communities that were sold subsequent to January 1, 2004.  Includes the results of Gables Palma Vista and Gables Wellington which the Company contributed to the GN Apartment Fund LLC joint venture in 2Q 2004.

(4) See (4) on page 19.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(6)  The results reported for 1Q 2004 in the earnings release dated May 10, 2004 have been restated to reflect the results of Lakes at Indian Creek,
      Hampton Lakes, Hampton Place and Vinings at Hampton Village as discontinued operations pursuant to SFAS No. 144.  Lakes at Indian Creek was sold in 2Q 2004 and contributed $990 in total property revenues, $426 in property operating and maintenance expenses and $564 in property
      NOI to the 1Q 2004 results. Hampton Lakes, Hampton Place and Vinings at Hampton Village were classified as held for sale at June 30, 2004 and contributed $1,996 in total property revenues, $785 in property operating and maintenance expenses and $1,211 in property NOI to the 1Q 2004 results.

(A) Additional information for the 64 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 1Q 2004 to 2Q 2004 in
	Apartment	2Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 2Q 2004	in 2Q 2004	Occupancy	Revenues	Expenses	NOI

South Florida	3,482	24.8%	95.0%	92.9%	-0.1%	1.9%	3.9%	0.9%
Atlanta	4,422	21.3%	93.0%	88.5%	-2.1%	-1.6%	4.5%	-5.2%
Houston	3,857	20.7%	92.7%	90.7%	-1.6%	-1.9%	-5.3%	0.4%
Dallas	1,879	14.1%	94.5%	91.9%	0.3%	1.1%	0.0%	1.7%
Austin	1,916	12.6%	89.0%	87.8%	-4.2%	-2.0%	-3.2%	-1.2%
Washington, D.C.	82	1.7%	96.4%	96.3%	2.4%	2.6%	-10.3%	8.3%
Other	1,327	4.8%	89.7%	82.4%	0.0%	0.9%	10.2%	-6.7%
Totals	16,965	100.0%	92.9%	90.0%	-1.3%	-0.3%	0.8%	-1.0%

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Year to Date
June 30, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the six months ended June 30, 2004 ("YTD 2004") and June 30, 2003 ("YTD 2003") is as follows:

				Number of
				YTD 2004
				Apt. Homes	YTD 2004	YTD 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				14,852	$ 80,002	$ 82,687	$ (2,685)	-3.2%	(A)
Triple net master lease communities				728	3,724	3,700	24	0.6%
Communities stabilized in YTD 2004, but not in YTD 2003				2,113	12,975	9,356	3,619	38.7%
Communities not stabilized in YTD 2004 (2)				2,451	9,250	1,290	7,960	617.1%
Sold communities (3)				411	2,698	3,053	(355)	-11.6%
Total property revenues				20,555	$ 108,649	$ 100,086	$ 8,563	8.6%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 29,802	$ 29,185	$ 617	2.1%	(A)
Triple net master lease communities					431	407	24	5.9%
Communities stabilized in YTD 2004, but not in YTD 2003					4,987	3,852	1,135	29.5%
Communities not stabilized in YTD 2004 (2)					3,233	532	2,701	507.7%
Sold communities (3)					1,012	990	22	2.2%
Total property operating and maintenance expenses					$ 39,465	$ 34,966	$ 4,499	12.9%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 50,200	$ 53,502	$ (3,302)	-6.2%	(A)
Triple net master lease communities					3,293	3,293	-	0.0%
Communities stabilized in YTD 2004, but not in YTD 2003					7,988	5,504	2,484	45.1%
Communities not stabilized in YTD 2004 (2)					6,017	758	5,259	693.8%
Sold communities (3)					1,686	2,063	(377)	-18.3%
Total property net operating income (NOI)					$ 69,184	$ 65,120	$ 4,064	6.2%

Total property NOI as a percentage of total property revenues					63.7%	65.1%	-	-1.4%

(1) Communities that were owned and fully stabilized throughout both YTD 2004 and YTD 2003 ("same-store").

(2)  Communities that were under development/lease-up, in renovation or not fully operational, or acquired subsequent to January 1, 2004, as applicable.
       Includes the results of Gables Augusta, Gables Beach Park, Gables Belmar, Gables Druid Hills, Gables Floresta, Gables Grandview, Gables Parkwood,
       Gables Ravello, Gables Rock Springs and Gables Woodley Park.

(3)  Communities that were sold subsequent to January 1, 2003.  Includes the results of Gables Palma Vista and Gables Wellington which the Company contributed to the
       GN Apartment Fund LLC joint venture in YTD 2004.

(4) See (4) on page 19.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 56 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2003 to YTD 2004 in
	Apartment	YTD 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2004	in YTD 2004	Occupancy	Revenues	Expenses	NOI

South Florida	3,310	27.1%	94.8%	92.8%	-0.2%	1.1%	4.5%	-0.5%
Houston	3,857	23.9%	93.3%	91.4%	-2.5%	-5.6%	1.1%	-9.4%
Atlanta	3,614	20.2%	92.9%	89.3%	-2.5%	-5.1%	2.9%	-9.4%
Austin	1,677	12.5%	91.1%	90.0%	-1.2%	-4.3%	-4.6%	-4.1%
Dallas	1,300	11.1%	95.0%	93.0%	-0.1%	-2.8%	0.6%	-4.6%
Washington, D.C.	82	1.8%	95.4%	95.1%	-0.8%	0.7%	10.3%	-2.6%
Other	1,012	3.4%	88.1%	80.3%	-6.1%	-4.7%	12.4%	-17.6%
Totals	14,852	100.0%	93.3%	90.8%	-1.7%	-3.2%	2.1%	-6.2%

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Second Quarter
June 30, 2004
(Unaudited and amounts in thousands)

	Three months ended	Three months ended
	June 30, 2004	June 30, 2003
As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 51,756	$ 2,333	$ 54,089	$ 47,535	$ 6,447	$ 53,982
Other property revenues	3,258	156	3,414	2,870	419	3,289
Total property revenues	55,014	2,489	57,503	50,405	6,866	57,271
Property management revenues	2,078	-	2,078	1,951	-	1,951
Ancillary services revenues	1,337	-	1,337	1,453	-	1,453
Interest income	32	-	32	88	-	88
Other revenues	453	-	453	74	-	74
Total other revenues	3,900	-	3,900	3,566	-	3,566
Total revenues	58,914	2,489	61,403	53,971	6,866	60,837

Expenses:
Property operating and maintenance (exclusive of items shown below)	19,904	1,007	20,911	17,773	2,870	20,643
Real estate asset depreciation and amortization	13,192	488	13,680	11,283	1,480	12,763
Property management (owned and third party)	4,113	-	4,113	3,644	-	3,644
Ancillary services	1,010	-	1,010	1,085	-	1,085
Interest expense and credit enhancement fees	10,890	394	11,284	10,349	1,061	11,410
Amortization of deferred financing costs	516	-	516	482	-	482
General and administrative	2,751	-	2,751	2,272	-	2,272
Corporate asset depreciation and amortization	714	-	714	482	-	482
Debt extinguishment costs	-	986	986	-	-	-
Total expenses	53,090	2,875	55,965	47,370	5,411	52,781

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	5,824	(386)	5,438	6,601	1,455	8,056

Equity in income of joint ventures	60	-	60	100	-	100
Gain on sale of operating real estate assets	-	14,198	14,198	-	-	-
Minority interest of common unitholders in Operating Partnership	(465)	(1,729)	(2,194)	(745)	(276)	(1,021)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(1,078)	-	(1,078)

Income from continuing operations	5,419	12,083	17,502	4,878	1,179	6,057

Operating income from discontinued operations, net of minority interest	526	(526)	-	1,179	(1,179)	-
Gain on sale of discontinued operations, net of minority interest	12,419	(12,419)	-	-	-	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(862)	862	-	-	-	-

Income from discontinued operations, net of minority interest	12,083	(12,083)	-	1,179	(1,179)	-

Net income	17,502	-	17,502	6,057	-	6,057

Dividends to preferred shareholders	(2,193)	-	(2,193)	(1,672)	-	(1,672)

Net income available to common shareholders	$ 15,309	$ -	$ 15,309	$ 4,385	$ -	$ 4,385

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  The Company sold one operating apartment community during the first quarter of 2004 and one operating apartment community during the second quarter of 2004.  As of June 30, 2004, the Company had three operating apartment communities that were under contract for sale and were classified as held for sale.  During 2003, the Company sold the following operating apartment communities: one during the first quarter, two during the third quarter and two during the fourth quarter.  The operating results for these ten wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  Due to the Company's continuing involvement with the operations of these two communities, the operating results of these assets are included in continuing operations for all periods presented.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the ten assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended June 30, 2004 and 2003, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Year to Date
June 30, 2004
(Unaudited and amounts in thousands)

	Six months ended	Six months ended
	June 30, 2004	June 30, 2003
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 102,667	$ 5,723	$ 108,390	$ 94,780	$ 13,245	$ 108,025
Other property revenues	5,982	362	6,344	5,306	833	6,139
Total property revenues	108,649	6,085	114,734	100,086	14,078	114,164
Property management revenues	4,232	-	4,232	3,800	-	3,800
Ancillary services revenues	2,551	-	2,551	3,326	-	3,326
Interest income	40	-	40	161	-	161
Other revenues	859	-	859	120	-	120
Total other revenues	7,682	-	7,682	7,407	-	7,407
Total revenues	116,331	6,085	122,416	107,493	14,078	121,571

Expenses:
Property operating and maintenance (exclusive of items shown below)	39,465	2,488	41,953	34,966	5,797	40,763
Real estate asset depreciation and amortization	26,644	1,260	27,904	22,731	3,097	25,828
Property management (owned and third party)	8,399	-	8,399	7,130	-	7,130
Ancillary services	2,074	-	2,074	2,310	-	2,310
Interest expense and credit enhancement fees	21,538	1,048	22,586	20,732	2,193	22,925
Amortization of deferred financing costs	1,021	-	1,021	906	-	906
General and administrative	5,725	-	5,725	4,605	-	4,605
Corporate asset depreciation and amortization	1,212	-	1,212	824	-	824
Debt extinguishment costs	-	986	986	-	-	-
Total expenses	106,078	5,782	111,860	94,204	11,087	105,291

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	10,253	303	10,556	13,289	2,991	16,280

Equity in income of joint ventures	544	-	544	195	-	195
Gain on sale of operating real estate assets	-	16,580	16,580	-	5,042	5,042
Minority interest of common unitholders in Operating Partnership	(816)	(2,121)	(2,937)	(1,676)	(1,536)	(3,212)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(2,156)	-	(2,156)

Income from continuing operations	9,981	14,762	24,743	9,652	6,497	16,149

Operating income from discontinued operations, net of minority interest	1,126	(1,126)	-	2,422	(2,422)	-
Gain on sale of discontinued operations, net of minority interest	14,498	(14,498)	-	4,075	(4,075)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(862)	862	-	-	-	-

Income from discontinued operations, net of minority interest	14,762	(14,762)	-	6,497	(6,497)	-

Net income	24,743	-	24,743	16,149	-	16,149

Dividends to preferred shareholders	(4,387)	-	(4,387)	(2,516)	-	(2,516)

Net income available to common shareholders	$ 20,356	$ -	$ 20,356	$ 13,633	$ -	$ 13,633

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  The Company sold one operating apartment community during the first quarter of 2004 and one operating apartment community during the second quarter of 2004.  As of June 30, 2004, the Company had three operating apartment communities that were under contract for sale and were classified as held for sale.  During 2003, the Company sold the following operating apartment communities: one during the first quarter, two during the third quarter and two during the fourth quarter.  The operating results for these ten wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  Due to the Company's continuing involvement with the operations of these two communities, the operating results of these assets are included in continuing operations for all periods presented.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the ten assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the six months ended June 30, 2004 and 2003, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
June 30, 2004
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months ended June 30, 2004 ("2Q 2004") and June 30, 2003 ("2Q 2003") and the
six months ended June 30, 2004 ("YTD 2004") and June 30, 2003 ("YTD 2003") is as follows:

Company's share of joint venture results:
	2Q 2004
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	2Q 2003
Rental and other property revenues	$ 1,086	$ 163	$ 354	$ -	$ 1,603	$ 1,182
Property operating and maintenance expenses
(exclusive of items shown separately below)	(447)	(70)	(124)	-	(641)	(492)
Property net operating income (NOI)	$ 639	$ 93	$ 230	$ -	$ 962	$ 690
Interest expense and credit enhancement fees	(254)	(21)	(97)	-	(372)	(213)
Amortization of deferred costs	(12)	(5)	(3)	-	(20)	(17)
Other	(10)	(1)	(4)	-	(15)	(11)
Funds from operations (FFO)	$ 363	$ 66	$ 126	$ -	$ 555	$ 449
Gain on sale of operating real estate assets	-	-	-	-	-	-
Real estate asset depreciation	(362)	(50)	(83)	-	(495)	(349)
Equity in income of joint ventures	$ 1	$ 16	$ 43	$ -	$ 60	$ 100

Number of operating communities	7	1	4	-	12	9
Number of apartment homes in operating communities	2,492	297	943	-	3,732	2,975
Average percent occupied during the period	92%	91%	92%	-	92%	83%

Company's share of joint venture results:
	YTD 2004
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	YTD 2003
Rental and other property revenues	$ 2,132	$ 309	$ 354	$ 97	$ 2,892	$ 2,328
Property operating and maintenance expenses
(exclusive of items shown separately below)	(873)	(135)	(124)	(43)	(1,175)	(959)
Property net operating income (NOI)	$ 1,259	$ 174	$ 230	$ 54	$ 1,717	$ 1,369
Interest expense and credit enhancement fees	(505)	(42)	(97)	(11)	(655)	(421)
Amortization of deferred costs	(23)	(11)	(3)	(1)	(38)	(33)
Other	(18)	(3)	(4)	(1)	(26)	(31)
Funds from operations (FFO)	$ 713	$ 118	$ 126	$ 41	$ 998	$ 884
Gain on sale of operating real estate assets	-	-	-	432	432	-
Real estate asset depreciation	(675)	(96)	(83)	(32)	(886)	(689)
Equity in income of joint ventures	$ 38	$ 22	$ 43	$ 441	$ 544	$ 195

Number of operating communities	7	1	4	1	13	9
Number of apartment homes in operating communities	2,492	297	943	186	3,918	2,975
Average percent occupied during the period	91%	86%	92%	94%	91%	82%

(1) Communities that were owned and fully stabilized throughout 2Q 2004 and YTD 2004, as applicable.
(2) Communities in the development and/or lease-up phase that were not fully stabilized during all or any of 2Q 2004 and YTD 2004, as applicable.

(3)  Communities that were acquired subsequent to the beginning of 2Q 2004 and YTD 2004, as applicable.  Includes the results of Gables Palma Vista,
      Gables Wellington, Gables Solana Ridge and Gables Tuscany Ridge from the June 9, 2004 GN Apartment Fund LLC joint venture formation date.

(4) Communities that were sold subsequent to the beginning of 2Q 2004 and YTD 2004, as applicable.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
June 30, 2004
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 15,309	$ 4,385	$ 20,356	$ 20,356
Dividends to preferred shareholders	2,193	1,672	4,387	4,387
Minority interest of preferred unitholders in Operating Partnership	-	1,078	-	-
Minority interest of common unitholders in Operating Partnership	2,194	1,021	2,937	2,937
Interest expense and credit enhancement fees	11,284	11,410	22,586	22,586
Long-term compensation expense	450	420	969	969
Gain on sale of operating real estate assets:
Wholly-owned real estate assets	(14,198)	-	(16,580)	(16,580)
Joint venture real estate assets	-	-	(432)	(432)
Total gain on sale of real estate assets	(14,198)	-	(17,012)	(17,012)
Debt extinguishment costs associated with the sale of real estate assets	986	-	986	986
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	13,680	12,763	27,904	27,904
Joint venture real estate assets	495	349	886	886
Corporate asset depreciation	714	482	1,212	1,212
Amortization of deferred costs:
Wholly-owned real estate assets	516	482	1,021	1,021
Joint venture real estate assets	20	17	38	38
Total depreciation and amortization expense	15,425	14,093	31,061	31,061

Income available for debt service and preferred dividends (a)	$ 33,643	$ 34,079	$ 66,270	$ 66,270

Interest expense and credit enhancement fees (b)	$ 11,284	$ 11,410	$ 22,586	$ 22,586
Regularly scheduled principal amortization payments	430	522	874	874
Total debt service (c)	$ 11,714	$ 11,932	$ 23,460	$ 23,460

Dividends to preferred shareholders	$ 2,193	$ 1,672	$ 4,387	$ 4,387
Minority interest of preferred unitholders in Operating Partnership	-	1,078	-	-
Total preferred dividends (d)	$ 2,193	$ 2,750	$ 4,387	$ 4,387

Capitalized interest	$ 2,141	$ 2,258	$ 4,481	$ 4,481
Capitalized interest funded by construction loans included
in capitalized interest above	$ 306	$ 75	$ 562	$ 562

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.98	2.99	2.93	2.93
Debt service (a)/(c)	2.87	2.86	2.82	2.82
Debt service and preferred dividends (a)/((c)+(d))	2.42	2.32	2.38	2.38

GABLES RESIDENTIAL
Consolidated Balance Sheets
June 30, 2004
(Unaudited and amounts in thousands, except for per share data)

	June 30,	December 31,
	2004	2003
ASSETS:
Real estate assets:
Land	$ 273,282	$ 283,015
Buildings	1,291,860	1,367,086
Furniture, fixtures and equipment	134,571	140,077
Construction in progress	177,950	146,041
Investment in joint ventures	29,674	11,456
Undeveloped land	29,594	15,822
Real estate assets before accumulated depreciation and assets held for sale	1,936,931	1,963,497
Less: accumulated depreciation	(295,026)	(297,464)
Assets held for sale, net of accumulated depreciation of $10,422	46,389	-
Net real estate assets	1,688,294	1,666,033

Cash and cash equivalents	7,763	5,915
Restricted cash	16,122	6,116
Deferred financing costs, net	3,477	5,029
Other assets, net	43,474	41,983
Total assets	$ 1,759,130	$ 1,725,076

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable, including $28,000 secured by assets held for sale at June 30, 2004	$ 1,047,968	$ 1,003,100
Accrued interest payable	13,533	13,751
Preferred dividends payable	374	374
Real estate taxes payable	15,214	15,792
Accounts payable and accrued expenses - construction	9,266	12,549
Accounts payable and accrued expenses - operating	17,460	16,466
Security deposits	3,959	4,048
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	5,858	5,746
Total liabilities	1,113,632	1,071,826

Minority interest of common unitholders in Operating Partnership	67,198	70,711

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	75,000
Series Z Preferred Shares, reported above
Common shares, $0.01 par value, 100,000 shares authorized,
33,617 and 33,120 shares issued at June 30, 2004 and
December 31, 2003, respectively	336	331
Additional paid-in capital	571,270	573,636
Treasury shares at cost, 4,340 common shares	(105,171)	(105,171)
Deferred long-term compensation	(3,135)	(1,257)
Accumulated earnings	-	-
Total shareholders' equity	578,300	582,539
Total liabilities and shareholders' equity	$ 1,759,130	$ 1,725,076

GABLES RESIDENTIAL
Capitalized Community Expenditures and Expensed Maintenance Costs
June 30, 2004
(Unaudited and amounts in thousands, except per home and square foot data)
					Categorization of YTD 2004 Additional Capitalized Value
				YTD 2004	Acquisitions,	Capital Expenditures			Recurring		YTD 2004
	Apartment	Real estate assets before		Additional	Development,	Recurring	Non-Recurring		Value		Maintenance
	Homes at	accumulated depreciation at		Capitalized	Renovation &	Value	and Value-		Retention Per		Expensed Per
	6/30/2004	6/30/2004	12/31/2003	Value	Dispositions	Retention	Enhancing	Total	Home	Sq. Ft.	Home	Sq. Ft.
				(1)							(2)	(2)

A Stabilized communities	16,965	$ 1,451,902	$ 1,445,125	$ 6,777	$ 106	$ 4,237	$ 2,434	$ 6,777	$ 250	$ 0.24	$ 488	$ 0.48

B Triple net master lease communities	728	58,326	58,317	9	-	-	9	9	na	na	na	na

C Renovation communities (3)	594	55,591	52,037	3,554	3,500	54	-	3,554	nm	nm	nm	nm

D Development and lease-up communities (4)	2,856	278,786	238,952	39,834	39,771	60	3	39,834	nm	nm	nm	nm

E Acquired communities (5)	302	34,965	-	34,965	34,956	9	-	34,965	nm	nm	nm	nm

Subtotal	21,445	1,879,570	1,794,431	85,139	78,333	4,360	2,446	85,139	$ 203	$ 0.20	$ 415	$ 0.41

F Undeveloped land		29,594	3,129	26,465	26,465	-	-	26,465

G Sold communities		-	49,613	(49,613)	(49,647)	34	-	(49,613)

H Communities contributed to joint venture		-	49,953	(49,953)	(50,184)	119	112	(49,953)

I Communities held for sale	836	56,811	56,613	198	-	198	-	198

J Investment in joint ventures	3,808	29,674	11,456	18,218	18,218	-	-	18,218

K Intangible assets (6)		(1,907)	(1,698)	(209)	(209)	-	-	(209)

Grand total	26,089	$ 1,993,742	$ 1,963,497	$ 30,245	$ 22,976	$ 4,711	$ 2,558	$ 30,245

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized.
     This activity is for the period January 1, 2004 to June 30, 2004.

(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community.  Such costs are included in property operating and maintenance expenses in the accompanying statements of operations.  The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning.  Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation.  The costs presented represent expensed costs for the period January 1, 2004 to June 30, 2004.

(3) Represents communities that are in renovation during the YTD 2004 period and includes Gables Belmar and Gables Rock Springs.

(4) Represents communities that are under development or in lease-up during the YTD 2004 period and includes Gables Augusta, Gables Beach Park, Gables Floresta, Gables Grandview,
     Gables Montecito, Gables River Oaks, Gables Rothbury Square, Gables State Thomas Ravello, Gables Uptown Place and Gables Woodley Park.

(5) Represents communities that were acquired during the YTD 2004 period and includes Gables Druid Hills and Gables Parkwood.

(6) Represents the purchase price allocated to at-market, in-place leases and resident relationships for apartment communities acquired subsequent to July 1, 2001, the effective date of
     SFAS No. 141, "Business Combinations."   Intangible asset balances are included in the subtotal line item above, and subtracted here in order to reconcile to real estate assets as reflected on the accompanying balance sheets.  Intangible assets are reflected in other assets on the accompanying balance sheets.

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
June 30, 2004
(Unaudited and amounts in thousands, except for property data)

	June 30, 2004						December 31,
	Arbors of			CMS	GN Apartment		2003
Balance Sheet Summary at JV Level	Harbortown	GRAP (1)	GRAP II (2)	Tennessee	Fund LLC (3)	Total	Total

Real estate assets	$ 16,461	$ 48,463	$ 100,309	$ 64,544	$ 92,495	$ 322,272	$ 238,975
Less: accumulated depreciation	(5,362)	(8,223)	(6,266)	(9,241)	(7,164)	(36,256)	(25,967)
Net real estate assets	11,099	40,240	94,043	55,303	85,331	286,016	213,008
Other assets	3,535	397	1,326	2,803	1,794	9,855	9,516

Total assets	$ 14,634	$ 40,637	$ 95,369	$ 58,106	$ 87,125	$ 295,871	$ 222,524

Mortgage debt	$ 16,350	$ 28,000	$ 58,741	$ 51,446	$ 62,138	$ 216,675	$ 160,344
Other liabilities	644	440	2,328	1,509	1,281	6,202	5,286
Partners' capital	(2,360)	12,197	34,300	5,151	23,706	72,994	56,894

Total liabilities and partners' capital	$ 14,634	$ 40,637	$ 95,369	$ 58,106	$ 87,125	$ 295,871	$ 222,524

Other Data:
Gables' ownership interest in JV	25.00%	20.00%	20.00%	8.26%	50.00%

Gables' share of JV mortgage debt (4)	$ 4,088	$ 5,600	$ 11,748	$ 4,249	$ 31,069	$ 56,754	$ 26,820
Gables' investment in JV	$ 726	$ 2,662	$ 6,989	$ (504)	$ 19,801	$ 29,674	$ 11,456

Number of communities owned by JV	1	1	4	3	4	13	10
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	967	1,118	943	3,808	3,051

(1) Abbreviated for Gables Residential Apartment Portfolio JV.
(2) Abbreviated for Gables Residential Apartment Portfolio JV Two.
(3) Amounts represent the historical cost basis of the assets and liabilities contributed to the venture by the venture partners upon formation.
(4) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
June 30, 2004
(Unaudited and amounts in thousands)

		Interest	Total	Years to
Type of Indebtedness	Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes	$ 498,578	6.59%	6.59%	2.39
Secured fixed-rate notes	117,055	7.82%	7.82%	4.48
Unsecured tax-exempt fixed-rate loans	48,365	4.75%	4.75%	0.0	(3)

Total fixed-rate indebtedness	$ 663,998	6.67%	6.67%	2.58

Variable Rate:
Secured tax-exempt variable-rate loans	$ 170,955	1.10%	2.08%	2.62
Unsecured variable-rate credit facilities (4)	170,806	1.62%	1.62%	0.87
Secured variable-rate construction loans	42,209	3.15%	3.15%	2.25

Total variable-rate indebtedness	$ 383,970	1.55%	1.99%	1.80

Total portfolio debt (5), (6), (7)	$1,047,968	4.79%	4.96%	2.30

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) The $48,365 of tax-exempt fixed-rate bonds were remarketed on July 1, 2004 as tax-exempt variable-rate bonds.
The bonds are enhanced by unsecured letters of credit which have an initial maturity of July 1, 2005 and a one-year extension option.

(4) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (6) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $300,000 unsecured credit facility.

(5) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at June 30, 2004 for purposes of interest capitalization were $142,241.

(6) Excludes joint venture indebtedness as presented on page 27.

(7) Gables' debt maturities at June 30, 2004, on a pro forma basis to reflect the July 1, 2004 tax-exempt bond remarketing discussed in (3) above, are as follows:

Principal Amortization	Balloon Principal Payment due at Maturity
Regularly Scheduled Principal Amortization Payments	Credit Facilities	Debt Related to 2004 Planned Asset Sales	Remainder	Total Balloon Payments	Total Debt Maturities	Total Rate (2)
2004	$ 680	$ -	$ -	$ -	$ -	$ 680	7.27%
2005	1,383	170,806	44,930	116,860	332,596	333,979	3.37%
2006	1,281	-	48,365	245,449	293,814	295,095	5.82%
2007	1,379	-	-	206,398	206,398	207,777	6.13%
2008	972	-	69,500	20,700	90,200	91,172	2.14%
2009 +	2,071	-	-	117,194	117,194	119,265	7.36%
Total	$ 7,766	$ 170,806	$ 162,795	$ 706,601	$ 1,040,202	$1,047,968	4.96%

GABLES RESIDENTIAL
Selected Financial Data
June 30, 2004
(Unaudited and amounts in thousands, except for per share data)
					For the six months
		Page	1st Qtr.	2nd Qtr.	ended June 30,		%
	Notes	No. (1)	2004	2004	2004	2003	Change

Total revenues	(2)	22, 23	$ 61,013	$ 61,403	$ 122,416	$ 121,571	0.7%
Income available for debt service and preferred dividends	(2)	25	$ 32,627	$ 33,643	$ 66,270	$ 68,486	-3.2%

Income from continuing operations (net of preferred dividends)		16	$ 2,368	$ 3,226	$ 5,594	$ 7,136	-21.6%
Income from discontinued operations		16	$ 2,679	$ 12,083	$ 14,762	$ 6,497	127.2%
Net income available to common shareholders		16	$ 5,047	$ 15,309	$ 20,356	$ 13,633	49.3%
FFO available to common shareholders		17	$ 17,591	$ 17,480	$ 35,071	$ 38,320	-8.5%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets		17	$ 17,591	$ 18,466	$ 36,057	$ 38,320	-5.9%
AFFO available to common shareholders		17	$ 13,275	$ 22,185	$ 35,460	$ 34,574	2.6%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends)		16	$ 0.08	$ 0.11	$ 0.19	$ 0.29	-34.5%
Income from discontinued operations, net of minority interest		16	$ 0.09	$ 0.41	$ 0.50	$ 0.26	92.3%
Net income available to common shareholders	(3)	16	$ 0.17	$ 0.52	$ 0.70	$ 0.55	27.3%
FFO available to common shareholders		17	$ 0.53	$ 0.52	$ 1.05	$ 1.26	-16.7%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets		17	$ 0.53	$ 0.55	$ 1.08	$ 1.26	-14.3%
AFFO available to common shareholders		17	$ 0.40	$ 0.66	$ 1.06	$ 1.14	-7.0%

Interest expense and credit enhancement fees	(2)	22, 23	$ 11,302	$ 11,284	$ 22,586	$ 22,925	-1.5%
Debt service	(2)	25	$ 11,746	$ 11,714	$ 23,460	$ 23,975	-2.1%
Preferred dividends to shareholders and unitholders		25	$ 2,194	$ 2,193	$ 4,387	$ 4,672	-6.1%
Interest coverage ratio		25	2.89	2.98	2.93	2.99	-2.0%
Debt service coverage ratio		25	2.78	2.87	2.82	2.86	-1.4%
Debt service and preferred dividend coverage ratio		25	2.34	2.42	2.38	2.39	-0.4%
Capitalized interest		25	$ 2,340	$ 2,141	$ 4,481	$ 4,361	2.8%

Gross operating margin for property operations		19, 21	63.5%	63.8%	63.7%	65.1%	-1.4%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	$ 1.2050	$ 1.2050	0.0%
Common share dividends as a % of FFO	(4)	na	113.7%	115.9%	114.8%	95.6%	19.2%
Common share dividends as a % of FFO, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	(4)		113.7%	109.5%	111.6%	95.6%	16.0%
Common share dividends as a % of AFFO	(4)	na	151.0%	91.3%	113.7%	105.7%	8.0%

Gables Residential total return	(5), (7)	na	6.2%	1.4%	1.4%	26.8%	nm
NAREIT Equity Residential REIT Total Return Index	(6), (7)	na	4.3%	6.5%	6.5%	8.3%	nm

GABLES RESIDENTIAL
Selected Financial Data (continued)
June 30, 2004
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	December 31,	%
	Notes	No. (1)	2004	2004	2003	Change
Balance Sheet Information:
Construction in progress	(8)	26	$ 143,182	$ 177,950	$ 146,041	21.8%
Total real estate assets, before accumulated depreciation
and assets held for sale		26	$ 1,967,140	$ 1,936,931	$ 1,963,497	-1.4%
Total assets		26	$ 1,719,839	$ 1,759,130	$ 1,725,076	2.0%

Total debt outstanding		26	$ 1,024,152	$ 1,047,968	$ 1,003,100	4.5%
Total qualifying construction expenditures	(9)	na	$ 146,423	$ 142,241	$ 137,270	3.6%
Preferred shares and units at $25 liquidation preference		na	$ 119,500	$ 119,500	$ 119,500	0.0%

Common shares outstanding		na	29,215	29,277	28,780	1.7%
Common units outstanding		na	4,231	4,247	4,353	-2.4%
Total common shares and units outstanding		na	33,446	33,524	33,133	1.2%

Closing common share price		na	$ 36.25	$ 33.98	$ 34.74	-2.2%

GABLES RESIDENTIAL
Notes to Selected Financial Data
June 30, 2004
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first and second quarter 2004 per share amounts does not equal the per share amount for the six months ended June 30, 2004. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the six month period.

(4)	Common dividends per share as a percentage of FFO, FFO after a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets and AFFO is calculated using the basic per share data on page 17.

(5)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)	The NAREIT Equity Residential REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of 21 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(8)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(9)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL
Development/Lease-up Communities
June 30, 2004

		Number of	Total	Cost					Actual or Estimated Quarter of
		Apartment	Budgeted	To		Percent at June 30, 2004			Construction	Initial	Construction	Stabilized
Market	Community	Homes	Cost	Complete		Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
			(millions)	(millions)
Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Gables Rock Springs III (1)	193	$ 19	$ 17		7%	--	--	1 Q 2004	1 Q 2005	4 Q 2005	1 Q 2006
Austin, TX	Gables Grandview (2)	458	56	4		93%	43%	33%	1 Q 2003	4 Q 2003	4 Q 2004	4 Q 2005
Dallas, TX	Gables Uptown Place (2)	311	44	34		2%	--	--	2 Q 2004	4 Q 2005	3 Q 2006	4 Q 2006
Houston, TX	Gables Augusta (2)	312	33	4		86%	52%	31%	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
Houston, TX	Gables River Oaks (2)	144	20	15		3%	--	--	2 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
South FL	Gables Floresta	311	39	3		89%	57%	41%	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
South FL	Gables Montecito (3)	450	61	51		6%	--	--	2 Q 2004	3 Q 2005	4 Q 2006	1 Q 2007
Tampa, FL	Gables Beach Park	166	23	1		98%	74%	65%	1 Q 2003	4 Q 2003	3 Q 2004	4 Q 2004
Washington, D.C.	Gables Rothbury Square	203	25	22		--	--	--	3 Q 2004	3 Q 2005	1 Q 2006	2 Q 2006
Wholly-Owned totals		2,548	$ 320	$ 151

Co-Investment Development/Lease-up Community:
Tampa, FL	Gables West Park Village III (4)	76	$ 10	$ 3	(5)	67%	--	--	4 Q 2003	--	4 Q 2004	--
Co-Investment totals		76	$ 10	$ 3

(1) This community represents the reconstruction of 56 apartment homes previously owned and operated by Gables into 193 apartment homes.
(2) These communities are secured by construction loans with an aggregate committed capacity of $78 million, of which $42 million was outstanding at June 30, 2004.
(3) Gables is developing single-family lots adjacent to this community and has such lots under contract for sale once development is complete.
Amounts pertaining to the single-family lots have been excluded from the disclosure above. At June 30, 2004, $9 million in costs have been incurred pertaining to the single family lots, and the estimated cost to complete is $4 million. Such costs are included in construction in progress in the accompanying balance sheet.
(4) This community is owned by the Gables Residential Apartment Portfolio Two Joint Venture and is expected to be sold to a condominium converter upon completion.
(5) Construction loan proceeds are expected to fund all $3 million of the costs to complete at June 30, 2004.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
June 30, 2004
		June 30,		June 30, 2004
	Number of	2004		Market Rent per
Community	Homes	Occupancy		Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	94%		$ 1,042	$ 0.84
Buckhead Gables	162	94%		778	1.03
Gables Cityscape	182	99%	(1)	792	0.93
Gables Druid Hills	272	----	(2)	1,066	0.94
Gables Metropolitan I (JV)	435	91%		1,215	1.08
Gables Metropolitan II (JV)	274	94%		1,270	1.14
Gables Mill	438	92%		768	0.83
Gables Montclair	183	97%		1,469	0.96
Gables Northcliff	82	95%		1,164	0.75
Gables Paces	80	91%		1,900	1.15
Gables Rock Springs I & II	365	96%		1,237	1.10
Gables Vinings	315	96%		947	0.89
Gables Walk	310	94%		972	0.82
Gables Wood Arbor	140	96%		632	0.69
Gables Wood Crossing	268	85%		685	0.71
Gables Wood Glen	380	93%		574	0.58
Gables Wood Knoll	312	92%		663	0.67
Roswell Gables I	384	90%		818	0.75
Roswell Gables II	284	90%		818	0.70
Spalding Gables	252	96%		836	0.84
Wildwood Gables	546	94%		863	0.76
	5,768	93%		932	0.86
South FL
Belmar	36	----	(3)	936	0.61
Cotton Bay	444	95%		796	0.81
Gables Boca Place	180	94%		1,081	1.11
Gables Boynton Beach I	252	93%		962	0.80
Gables Boynton Beach II	296	97%		956	0.79
Gables Kings Colony	480	97%		914	1.01
Gables Mizner on the Green	246	91%		1,579	1.25
Gables Palma Vista (JV)	189	94%		1,647	1.14
Gables San Michele I	249	95%		1,567	1.12
Gables San Michele II	343	96%		1,557	1.12
Gables San Remo	180	95%		1,311	0.96
Gables Town Colony	172	98%		1,015	1.18
Gables Town Place	312	95%		894	1.07
Gables Wellington (JV)	222	91%		1,079	0.93
Hampton Lakes	300	94%		861	0.82
Hampton Place	368	95%		806	0.84
Mahogany Bay	328	93%		845	0.84
Vinings at Hampton Village	168	96%		890	0.74
	4,765	95%		1,066	0.96
Houston, TX
Gables Austin Colony	237	92%		941	0.96
Gables Cityscape	252	90%		842	0.99
Gables CityWalk/Waterford Square	317	95%		878	1.09
Gables Edgewater	292	95%		878	1.00
Gables Lions Head	277	96%		769	0.91
Gables Metropolitan Uptown	318	91%		891	0.98
Gables of First Colony	324	96%		1,002	1.01
Gables Piney Point	246	94%		862	0.93
Gables Pin Oak Green	581	92%		936	0.92
Gables Pin Oak Park	474	88%		940	0.92
Gables Rivercrest I	140	94%		780	0.93
Gables Rivercrest II	140	96%		767	0.91
Gables Windmill Landing	259	94%		714	0.82
	3,857	93%		880	0.95

GABLES RESIDENTIAL
Stabilized Communities (continued)
June 30, 2004
		June 30,	June 30,
	Number of	2004	Market Rent per
Community	Homes	Occupancy	Home		Square Foot

Dallas, TX
Gables Pearl Street	108	97%	$ 1,313		$ 1.21
Gables Turtle Creek Cityplace	232	95%	1,422		1.35
Gables Ellis Street	245	95%	1,520		1.26
Gables Knoxbridge	334	95%	1,055		1.24
Gables Mirabella	126	98%	1,149		1.26
Gables Parkwood	30	80%	822		1.31
Gables Spring Park	188	91%	947		0.90
Gables State Thomas Townhomes	177	95%	1,815		1.21
Gables State Thomas Ravello	290	96%	1,584		1.39
Gables Turtle Creek Dominion	150	98%	1,219		1.21
Gables Valley Ranch	319	95%	877		0.86
	2,199	95%	1,268		1.19
Austin, TX
Gables at the Terrace	308	95%	1,105		1.16
Gables Barton Creek	160	89%	1,397		1.20
Gables Bluffstone	256	91%	990		1.01
Gables Central Park	273	78%	1,402		1.49
Gables Great Hills	276	93%	804		0.97
Gables Park Mesa	148	92%	1,156		1.06
Gables Town Lake	256	90%	1,339		1.43
Gables West Avenue	239	92%	1,429		1.67
	1,916	90%	1,189		1.25
Memphis, TN
Arbors of Harbortown (JV)	345	94%	911		0.92
Gables Cordova	464	90%	701		0.75
Gables Stonebridge (JV)	500	91%	700		0.80
	1,309	91%	756		0.81
Nashville, TN
Brentwood Gables (JV)	254	93%	953		0.84
Gables Hendersonville (JV)	364	88%	688		0.73
Gables Hickory Hollow I	276	88%	667		0.74
Gables Hickory Hollow II	272	87%	660		0.69
	1,166	89%	734		0.75
Orlando, FL
Gables Chatham Square	448	100%	----	(4)	----	(4)
Gables North Village	315	96%	1,143		0.86
The Commons at Little Lake Bryan	280	100%	----	(4)	----	(4)
	1,043	99%	1,143		0.86
Tampa, FL
Gables West Park Village I (JV)	320	92%	1,188		0.95
Gables West Park Village II (JV)	297	94%	1,170		0.98
	617	93%	1,179		0.96
Inland Empire, CA
Gables Solana Ridge (JV)	312	92%	1,129		1.21
Gables Tuscany Ridge (JV)	220	90%	1,143		1.22
	532	92%	1,135		1.22
Washington, D.C.
Gables Dupont Circle	82	98%	2,731		2.80
Gables Woodley Park	211	---- (5)	2,222		2.57
	293	98%	2,364		2.64

TOTALS	23,465	93%	$ 1,018		$ 0.98

(1) This community is not fully operational as of June 30, 2004; therefore, occupancy is based on apartment homes available for lease.

(2) This community was in lease-up upon Gables' acquisition in June 2004. At June 30, 2004, the community was 78% occupied.

(3) This community was acquired by Gables in December 2003 for renovation and was 39% occupied at
June 30, 2004. This community is adjacent to a land parcel that Gables acquired in January 2004 for the future development of an estimated 261 apartment homes.

(4) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, market rent data is not reflected as it is not comparable to the rest of Gables' portfolio.

(5) This community was in lease-up upon Gables' acquisition in July 2003. At June 30, 2004, the community was 92% occupied.